                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 MARCH 18, 1999

                               COURIER CORPORATION
              ----------------------------------------------------
               (Exact name of registrant as specified in charter)

                                  MASSACHUSETTS
                ------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-7597                                          04-2502514
------------------------                    ------------------------------------
(Commission file number)                    (IRS employer identification number)


15 WELLMAN AVENUE, NORTH CHELMSFORD, MA                         01863
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip code)


                                 (978) 251-6000
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

         ITEM 5.  OTHER EVENTS

         On March 18, 1999 the Board of Directors of Courier Corporation (the "Company") adopted (i) certain amendments to the Company's By-Laws (the "By-Law Amendments") and (ii) a new Shareholder Rights Agreement (the "Rights Agreement"). The following description of the terms of the By-Law Amendments and Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the By-Law Amendments and the Rights Agreement which are attached hereto as exhibits and are incorporated herein by reference.

         BY-LAW AMENDMENTS

         The By-Law Amendments provide, among other things, that: (i) in order to have a director nomination or stockholder proposal considered at a meeting of stockholders, a stockholder generally must provide certain information concerning such matter to the Company not less than 90 nor more than 120 days prior to the date of the Annual Meeting of Stockholders (the "Annual Meeting") immediately preceding the Annual Meeting at which such matter is to be considered; (ii) Special Meetings of Stockholders may be called only by stockholders owning 66 2/3% or more of the outstanding shares of the Company's Common Stock; and (iii) the Board of Directors of the Company may adjourn or postpone a meeting of stockholders under certain circumstances.

         THE RIGHTS AGREEMENT

         Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock") to stockholders of record as of March 19, 1999 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series B Junior Participating Cumulative Preferred Stock, par value $1.00 per share, at a cash exercise price of $100.00 per Unit, subject to adjustment.

         Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earliest of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock, or
(iii) the determination by the Board of Directors that any person is an "Adverse Person" (the earliest of such dates being herein referred to as the "Distribution Date").

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 18, 2009 (the "Expiration Date"), unless previously redeemed or exchanged by the Company as described below.

         The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earliest of (i) the date on which a person is declared to be an Adverse Person,
(ii) the time at which any person becomes an Acquiring Person, or (iii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         The Rights Agreement may be amended by the Board of Directors in its sole discretion until the earlier to occur of (i) the time at which any person becomes an Acquiring Person or (ii) the date on which a person is declared to be an Adverse Person. After such time or date, as the case may be, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person, an Adverse Person or their associates or affiliates). In addition, the Board of Directors may at any time prior to the earliest to occur of (i) the time at which any person becomes an Acquiring Person or (ii) the date on which a person is declared to be an Adverse Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

         Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 3.1 -              Certificate of Vote of Directors
                                    Establishing a Series of a Class of Stock of Courier Corporation classifying and designating the Series B Junior
                                    Participating Cumulative Preferred Stock.

         Exhibit 3.2 -              Courier Corporation By-Laws, Amended and
                                    Restated as of March 18, 1999.

         Exhibit 4.1 -              Shareholder Rights Agreement, dated as of
                                    March 18, 1999, between Courier Corporation and State Street Bank and Trust Company, as
                                    Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: March 18, 1999                  By: /S/  ROBERT P. STORY, Jr.
                                         -------------------------------------
                                         Name:  Robert P. Story, Jr.
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer

                                                   EXHIBIT INDEX


EXHIBIT NO.                                         DESCRIPTION
-----------                                         -----------
         3.1               Certificate of Vote of Directors Establishing a Series of a Class of Stock of
                           Courier Corporation classifying and designating the Series B Junior
                           Participating Cumulative Preferred Stock.

         3.2               Courier Corporation By-Laws, Amended and Restated as of March 18,
                           1999.

         4.1               Shareholder Rights Agreement, dated as of March 18, 1999, between
                           Courier Corporation and State Street Bank and Trust Company, as Rights
                           Agent.